ARROGENE’S INNOVATIVE MULTI-TARGET NANO-PLATFORM FOR CANCER THERAPEUTICS TO BE DISCUSSED AT THE 2012 TECHCONNECT WORLD NANOTECHNOLOGY CONFERENCE

Santa Monica, California, June 19th, 2012 -- Arrogene, Inc. a cancer nano therapeutics company that is commercializing technology licensed exclusively from Cedars-Sinai Medical Center in Los Angeles, California, announced today that its Chief Scientific Officer and President, Dr. Julia Ljubimova is an invited speaker at the TechConnect World Nanotech Conference, being held in Santa Clara, California, June 18-21, 2012.

Dr. Ljubimova will be discussing nano therapeutics for blocking multiple targets as part of the Cancer Nanotechnology conference program, and will be unveiling some of the breakthrough platform technologies developed at Cedars-Sinai Medical Center and being commercialized under exclusive license by Arrogene.

Arrogene’s pipeline of new nano-drugs based on these nanotechnological advances includes a nanobioplatform that can be conjugated with a variety of tumor-specific molecular inhibitors (e.g., antisense oligonucleotides and/or chemotherapeutic drugs) with antibody targeting to specific cancer receptors for the nanodrug delivery and therapeutic effect simultaneously.

Preclinical studies have shown that when multiple targeting and delivery are used simultaneously, there is significant improvement of inhibition of cancer growth than when conventional anti-cancer drugs are used.  This has been shown to be effective against various cancers, including HER2-positive breast cancer, triple negative breast cancer, and brain cancer (glioblastoma multiforme).

The Arrogene nanobioplatform is biodegradable, non-toxic, non-immunogenic, and has the unique capability of hosting multiple moieties, such as cancer-targeting antibody, multiple chemotherapeutic drugs, and drug-releasing units, covalently attached to the same biopolymer. Additionally, the platform is capable of passing through the brain tumor barrier (BTB), which is part of blood brain barrier (BBB). This technology is thus capable of treating not only primary brain cancer but also metastases from cancers of different organs into the brain, which is currently a significant problem in clinical treatment.

Among the innovative advantages, this new approach can reduce the toxicity of chemotherapeutic drugs by releasing them only inside the targeted cancer cells.

Dr. Eggehard Holler, Arrogene Executive VP of Chemistry, will discuss the details of Arrogene’s nano platform production, anti-cancer drug synthesis, treatment evaluation,

and toxicity study during a separate talk at TechConnect World Nanotech on the subject of Polymalic acid-based nanodrugs.

About Arrogene, Inc.

Arrogene, Inc. is working on building a pipeline of new generation nanomedicines capable of targeting cancer cells and specifically preventing tumor growth. Arrogene’s technology was developed at Cedars-Sinai Medical Center in Los Angeles. Our unique nanobioplatform that can be tailored to fight different cancer types and is capable of hosting multiple anti-cancer inhibitors demonstrates new possibilities for effective cancer treatment. Arrogene is partnering with pharmaceutical and biotech companies to provide them the technology for targeting their chemotherapeutic drugs to increase treatment efficacy and reduce toxicity. For more information on Arrogene, Inc, see www.arrogene.com

About the TechConnect World Nanotech conference

The TechConnect World Nanotech is the world’s largest multi-disciplinary multi-sector conference and marketplace of vetted innovations, innovators, and technology business developers and funders focusing on advancements in Nanotechnology.  For more information on the TechConnect Nanotech Conference see http://www.techconnectworld.com/Nanotech2012/.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements.  Forward-looking statements are based on the current expectations of, or forecasts of future events made by our management.  Forward-looking statements may turn out to be wrong.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Many factors for example governmental regulation, general economic and capital market conditions in the United States, and competition in our industry, will be important in determining future results.  No forward-looking statement can be guaranteed, and actual results may vary materially from those anticipated in any forward-looking statement. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current events.  They use words such as “anticipate,” “estimate,” “expect” “will,” “may,” “intent,” “plan,” “believe,” and similar expressions in connection with discussion of future operating or financial performance.  These include statements relating to future actions, prospective products or product approvals, future performance or results of anticipated products, expenses, financial results or contingencies. Forward-looking statements in this press release will be affected by several factors, including the following: the ability of the Company to raise sufficient capital to finance its planned activities including completing development of its technology; the ability of the Company to meet its obligations under the License including meeting the required milestones; the ability of the Company to satisfy its outstanding convertible debt obligations; receiving the necessary marketing clearance approvals from the United States Food and Drug Administration; successful clinical trials of the Company’s planned products including the ability to enroll the studies in a timely manner, patient compliance with the study protocol, and a sufficient number of patients completing the studies; the ability of the Company to commercialize its planned products; the ability of the Company to successfully manufacture its products in commercial quantities (through contract manufacturers); market acceptance of the Company’s planned products, the Company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, the Company’s limited operating history; the Company’s lack of profitability; and the Company’s ability to hire, manage and retain qualified personnel.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in documents that we file from time to time with the Securities and Exchange Commission including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K to be filed in 2012.  Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.